SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2005

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11921	94-2844166
(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events.

A copy of the press release announcing the pricing of E*Trade Financial Corporation’s previously announced offering of $450 million principal amount of senior notes is attached to this current report on Form 8-K as Exhibit 99.1. The $450 million will be comprised of $100 million in additional 8% senior notes issued pursuant to the Indenture dated June 8, 2004 (the “Additional Notes”), which will be due in 2011, and new senior notes in the amount of $350 million that will become due in 2013 (the “2013 Notes”). The Additional Notes offering was priced at 103.45 to yield 7 1/8%. The 2013 Notes will bear interest at a rate of 7 3/8% per annum. The offering of each of the Additional Notes and the 2013 Notes is expected to close on or about September 19, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date: September 15, 2005	By:	/s/ RUSSELL S. ELMER
	Name:	Russell S. Elmer
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 14, 2005.

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